CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Global X Funds of our report dated January 22, 2024, relating to the financial statements and financial highlights, which appears in Global X Emerging Markets ex-China ETF (formerly known as Global X Emerging Markets ETF) and Global X Emerging Markets Great Consumer ETF’s Annual Report on Form N-CSR for the year ended November 30, 2023 and our reports dated February 7, 2024, relating to the financial statements and financial highlights, which appear in Global X Emerging Markets Bond ETF, Global X Brazil Active ETF, Global X India Active ETF, Global X Interest Rate Hedge ETF, Global X Interest Rate Volatility & Inflation Hedge ETF, Global X MLP ETF, Global X MLP & Energy Infrastructure ETF, Global X Alternative Income ETF, Global X Conscious Companies ETF, Global X U.S. Preferred ETF, Global X S&P 500® Quality Dividend ETF, Global X Adaptive U.S. Factor ETF, Global X Variable Rate Preferred ETF, Global X Adaptive U.S. Risk Management ETF, Global X 1-3 Month T-Bill ETF and Global X U.S. Cash Flow Kings 100 ETF’s Annual Reports on Form N-CSR for the year ended November 30, 2023 and our report dated February 8, 2024 relating to the financial statements and financial highlights, which appears in Global X Millennial Consumer ETF, Global X Aging Population ETF, Global X FinTech ETF, Global X Internet of Things ETF, Global X Robotics & Artificial Intelligence ETF, Global X U.S. Infrastructure Development ETF, Global X Autonomous & Electric Vehicles ETF, Global X Artificial Intelligence & Technology ETF, Global X Genomics & Biotechnology ETF, Global X Cloud Computing ETF, Global X Cybersecurity ETF, Global X Thematic Growth ETF, Global X Video Games & Esports ETF, Global X Telemedicine & Digital Health ETF, Global X CleanTech ETF, Global X Data Center & Digital Infrastructure ETF (formerly known as Global X Data Center REITs & Digital Infrastructure ETF), Global X Clean Water ETF, Global X AgTech & Food Innovation ETF, Global X Blockchain ETF, Global X Hydrogen ETF, Global X Solar ETF, Global X Wind Energy ETF, Global X PropTech ETF and Global X Defense Tech ETF’s Annual Report on Form N-CSR for the year ended November 30, 2023. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm", "Financial Statements", "Financial Highlights" and “Other Service Providers” in such Registration Statement. /s/PricewaterhouseCoopers LLP Philadelphia, Pennsylvania March 26, 2024